UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

NUTEX HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6030 S. Rice Ave, Suite C, Houston, TX 77081

(Address of principal executive offices) (zip code)

With Copies to:

2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, FL 33304

(954) 449-4703

(Registrant’s telephone number, including area code)

Clinigence Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NUTX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2022, Nutex Health Inc. (formerly Clinigence Holdings, Inc.), a Delaware corporation (the “Company”), completed its business combination with Nutex Health Holdco LLC (“Nutex”) following the satisfaction or waiver of the conditions set forth in the Agreement and Plan of Merger, dated as of November 23, 2021, among the Company, Nutex Acquisition LLC (“Merger Sub”), Micro Hospital Holding LLC (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections) and Thomas T. Vo, solely in his capacity as the representative of the equityholders of Nutex (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Nutex, with Nutex surviving as a wholly owned subsidiary of the Company (the “Merger”).

In connection with the Merger and as of the effective time of the Merger (the “Effective Time”) each unit representing an equity interest in Nutex issued and outstanding immediately prior to the Effective Time of the Merger (a“Nutex Membership Interest”) was converted into the right to receive 3.571428575 (the “Exchange Ratio”) shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), as adjusted as set forth in the Merger Agreement, that results in the former Nutex equityholders (“Former Nutex Equityholders”) having a right to receive an aggregate of 592,791,712 shares of Company Common Stock.

The aggregate number of Nutex Membership Interests outstanding immediately prior to the Effective Time of the Merger was equal to (a) with respect to the facilities operating for less than 24 months (the “Ramping Hospitals”) and the facilities operating for more than 24 months (the “Mature Hospitals”), the aggregate EBITDA of Nutex based on the contributed percentages of the Ramping Hospitals and Mature Hospitals for the trailing 12-month period ended September 30, 2021 (“TTM EBITDA”) and (b) with respect to the facilities not yet open (the “Under Construction Hospitals”), the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals.

The aggregate number of shares of Company Common Stock issued in the Merger was equal to (x) with respect to the Ramping Hospitals and Mature Hospitals, (i) ten times TTM EBITDA (minus (A) the aggregate debt of the Nutex subsidiaries and Nutex facilities outstanding as of closing, excluding guarantees of mortgage debt of the noncontrolled real estate entities and finance lease obligations reported as indebtedness under GAAP but including any new debt incurred to finance any redemptions of Nutex Membership Interests, plus (B) up to $10,000,000 of cash held by the Nutex subsidiaries at closing ) divided by (ii) $2.80 plus (y) with respect to the Under Construction Hospitals, (a) the aggregate capital contribution amounts received from the contributing owners of the Under Construction Hospitals divided by (b) $2.80 (collectively the “Merger Consideration”). The Merger Consideration was increased by 2,500,000 shares of Company Common Stock, shared pro rata among the Former Nutex Equityholders, in an amount equal to the shares of Company Common Stock issued to a certain consultant as required under the Merger Agreement.

In addition, owners of the Under Construction Hospitals and Ramping Hospitals are eligible, in the future and based on attainment of the performance thresholds set forth below, to receive a one-time additional issuance of Company Common Stock. Specifically, on the 24-month anniversary of the opening date of the applicable Ramping Hospital, such owner is eligible to receive such owner’s pro rata share of a number of shares of Company Common Stock equal to (a)(i) the TTM EBITDA of the applicable Ramping Hospital times (ii) ten minus (iii) the initial equity value received at the closing of the Merger Agreement minus (iv) such owner’s pro rata share of the aggregate debt of the applicable Ramping Hospital outstanding as of the closing of the Merger divided by (b) the greater of (i) the price of the Company Common Stock and (ii) $2.80. On the 24-month anniversary of the opening date of the applicable Under Construction Hospital, such owner is eligible to receive such owner’s pro rata share of a number of shares of Company Common Stock equal to (a)(i) the TTM EBITDA of the applicable Under Construction Hospital times (ii) ten minus (iii) the aggregate amount of such owner’s capital contribution minus (iv) such owner’s pro rata share of the aggregate Debt of the applicable Under Construction Hospital outstanding as of the Closing of the Merger divided by (b) the greater of (i) the price of the Company Common Stock at the time of determination and (ii) $2.80.

The shares of Company Common Stock were issued in the Merger pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company believes the exemption is available based on the representation made by Nutex in the Merger Agreement to the effect that, pursuant to the contribution transaction, each Former Nutex Equityholder is an accredited investor as defined in Rule 501(a) under the Securities Act and, to the knowledge of Nutex, each of the representations made by the Former Nutex Equityholders in the applicable contribution agreement that such Former Nutex Equityholder is an accredited investor is true and correct.

Lock-Up Agreement. Also on April 1, 2022, each member of Nutex Holdco entered into a Lock-Up Agreement agreeing not to, without the prior written consent of the Company and except in limited circumstances (i) offer, pledge, sell, contract to sell, sell any option or contract purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of their shares of Company Common Stock received in the Merger or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares.

The lock-up restrictions terminate with respect to one-third of the shares of Company Common Stock issued in connection with the Merger immediately following each of (i) six months after the Effective Time of the Merger, (ii) twelve months after the Effective Time of the Merger and (iii) eighteen months after the Effective Time of the Merger.

Registration Rights Agreement. Pursuant to a Registration Rights Agreement dated as of April 1, 2022, among Nutex Health Inc., Nutex Holdco and the Former Nutex Equityholders (the “Registration Rights Agreement”) the Company has agreed to file a resale registration statement to register the shares of Company Common Stock received by the Former Nutex Equityholders as promptly as possible but in no event more than three months following the Effective Time of the Merger and to use its commercially reasonable efforts to have it declared effective no later than six months after the Effective Time of the Merger. The Company has agreed to use its commercially reasonable efforts to maintain the effectiveness of the resale registration statement continuously until the date that is the earlier of (i) two years following the effectiveness of the resale registration statement or (ii) the date that is the earlier of (A) the date that all securities covered by the resale registration statement may be sold by the holders under Rule 144 (and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable)) or (B) the date on which the holders no longer hold any securities covered by the resale registration statement.

The Registration Rights Agreement terminates on the earlier of (i) the date when there are no shares subject to the Registration Rights Agreement or (ii) the dissolution or liquidation of the Company.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in Items 2.01 to this Current Report on Form 8-K is incorporated into this item by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure set forth in Items 2.01 and 5.03 to this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, the Company experienced a change in control with the Former Nutex Equityholders effectively acquiring control of the Company.

At the Closing, the Former Nutex Equityholders were entitled to receive 592,791,712 shares of Company Common Stock which constitutes approximately 92.09% of the outstanding Company Common Stock in exchange for all of their ownership of Nutex. Prior to the Merger, the Former Nutex Equityholders did not own any Company Common Stock.

Pursuant to the Merger Agreement, 48,444,979 shares of Company Common Stock were issued and outstanding immediately prior to Closing, and the Former Nutex Equityholders were issued 592,791,712 shares of Company Common Stock at Closing. Immediately following the Closing, there were 643,736,691 shares of Company Common Stock issued and outstanding, which includes an additional 2,500,000 shares of Company Common Stock to be issued by the Company to a consultant in connection with the Merger.

The disclosure set forth in Item 2.01 to this Current Report on Form 8-K is incorporated into this item by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the terms of the Merger Agreement (and not as a result of any disagreement with the Company), as of the Effective Time, each of Terence Martin Breslin, Mark Fawcett, Jacob Margolin, David Meiri, Fred Sternberg, Robert Chan and Brandon Sim resigned from the board of directors of the Company.

In connection with the Merger, the Company’s stockholders elected the individuals listed below to serve as directors of the Company:

•	Thomas T. Vo, M.D.; Warren Hosseinion, M.D.; Matthew S. Young, M.D.; John Waters, CPA; Cheryl Grenas, R.N., M.S.N.; Michael L. Reed, and Mitchell Creem were elected as directors of the Company (the “Board”);
•	the committees of the board of directors of the Company were reconstituted as follows:

(i) the Audit Committee of the Company was reconstituted to consist of Mr. Waters, Mr. Reed and Mr. Creem;

(ii) the Compensation Committee of the Company was reconstituted to consist of Mr. Creem, Mr. Reed and Ms. Grenas; and

(iii) the Nominating Committee of the Company was reconstituted to consist of Mr. Reed, Mr. Creem and Ms. Grenas.

Officers

In connection with the completion of the Merger , at the Effective Time, each of the Company’s officers immediately prior to the Effective Time ceased to be officers of the Company. In accordance with the terms of the Merger Agreement, immediately following the Effective Time, the following became the officers of the Company:

Name:	Office
Thomas T. Vo, M.D.	Chief Executive Officer
Warren Hosseinion, M.D.	President
Michael Bowen	Chief Financial Officer
Denise Pufal	Chief Operating Officer
Michael Chang, M.D.	Chief Medical Officer
Lawrence Schimmel, M.D.	Chief Medical Information Officer
Elisa Luqman, J.D./MBA	Chief Legal Officer (SEC)
Pamela Montgomery, R.N., J.D.	Chief Legal Officer (Healthcare) & Secretary

Thomas T. Vo, M.D., Chief Executive Officer, age 49. Thomas T. Vo, MD on April 1, 2022 was appointed as the Company’s Chief Executive Officer and elected, effective April 1, 2022, as the Chairman of the Board. Dr. Vo has since 2010 served as the founder and executive officer of the Nutex Entities, which operate a network of micro hospitals that provide comprehensive and high-quality 24/7 care throughout the United States. Although no longer practicing, Dr. Vo. worked as an emergency medicine physician in Houston, Texas for over twenty years. Between the years of 2008 and 2011, Dr. Vo served as a founder and original partner at the free-standing emergency health company, Neighbors Emergency Center. Since then, Dr. Vo has been involved with the opening of 40 FSEDs and Micro Hospitals. Dr. Vo holds a bachelor’s degree in Life Sciences from Kent State University, and received his M.D. from Northeastern Ohio Universities College of Medicine. In 2004, Dr. Vo also received his MBA from Rice University. The Company believes that Dr. Vo’s unique background in the free-standing emergency hospital field and proven management experience, makes him well qualified to serve as a director.

Warren Hosseinion, M.D., President, age 50. On February 26, 2021, Dr. Hosseinion was appointed Chief Executive Officer of Clinigence Holdings, Inc. Dr. Hosseinion has served as Chairman of the Board for Clinigence Holdings, Inc. since April 2019. Dr. Hosseinion is a Co-Founder of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) and served as a member of the Board of Directors of Apollo Medical Holdings, Inc. since July 2008, the Chief Executive Officer of Apollo Medical Holdings, Inc. from July 2008 to December 2017, and the Co-Chief Executive Officer of Apollo Medical Holdings, Inc. from December 2017 to March 2019. In 2001, Dr. Hosseinion co-founded ApolloMed Hospitalists. Dr. Hosseinion received his B.S. in Biology from the University of San Francisco, his M.S. in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, his Medical Degree from the Georgetown University School of Medicine, and completed his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center. Dr. Hosseinion’s qualifications to serve on our Board of Directors include his position as our Chief Executive Officer of the Company. In addition, Dr. Hosseinion as a physician along with his background at Apollo Medical Holdings, Inc. brings to our Board of Directors and our Company a depth of understanding of physician culture and the healthcare market, as well as a strong knowledge of the public markets.

Michael Bowen, Chief Financial Officer, age 72. Mr. Bowen has served as the CFO of Accountable Healthcare America, Inc. since 2014. Mr. Bowen, has over 50 years of broad experience in the world of finance including public transactions such as Initial Public Offerings, mergers and acquisitions, private equity transactions and extensive experience of international securities markets. For the past 10 years, Mr. Bowen has been Chief Financial Officer for a predecessor company of AHA and for AHA. He began his career at Goldman, Sachs & Co.in 1965 where he became a Vice President of the Corporate Finance Department and latterly helped establish the Tokyo office for Goldman Sachs. In 1976, he joined Salomon Brothers with the task of helping establish their first Asian office located in Honk Kong. He then moved to London to rebuild the International Capital Markets business for Chase Manhattan Ltd, the merchant banking arm of Chase Manhattan Bank where he was responsible for all of the international securities business of the bank/merchant bank. Mr. Bowen ended his international career as a Main Board Director for Kleinwort Benson, a British merchant bank where he was responsible for corporate finance business within the USA. Mr. Bowen returned to the US and, after a period of semi-retirement, in 2004 became CFO of TruBamboo, Inc. an innovative company selling bamboo houseware products to large US retailers. In 2008 he joined Diversified Health & Fitness as CFO and in 2014 became CFO of AHA. Mr. Bowen has an MBA from the Darden School of the University of Virginia and a BA also from UVA.

C. Denise Pufal, Chief Operating Officer, age 60, was appointed Chief Operating Officer of Nutex Health Inc. effective April 1, 2022. Ms. Pufal served as Controller of Nutex since September 2021. From May 2019 to September 2021, Ms. Pufal served as the Chief Financial Officer of Surgery Specialty Hospitals of America, an Acute Care Hospital with 37 beds, supervising all accounting functions, including treasury and procurement. From August 2017 to May 2019, she was VP of Finance at The Woman’s Hospital of Texas, an Acute Care Hospital with 419 beds, in Houston, Texas. Prior to that, since April 2014, Ms. Pufal was Controller at the Bay Area Regional Medical Center, an Acute Care Hospital with 104 beds in Webster, Texas.

Michael Chang, M.D, Chief Medical Officer, age 51, was appointed Chief Medical Officer of the Company effective April 1, 2022. Since founding Tyvan LLC, a medical billing company in 2012, he served as principal of Tyvan, which became a wholly owned subsidiary of the Company in connection with the Merger. Jointly with Dr. Vo, in 2008, he also founded Neighbors Emergency Center, a licensed and accredited full-service emergency room with several location in the greater Houston area, and served as Executive Director of practice management as well as Chairman of the Board. Further, Dr. Chang is founder and medical director for Hope Restored, a medical detox and rehab program as part of Nutex and SE Texas Hospital, a subsidiary of Nutex. In addition, in 2018, he founded Synergy Wellness as a separate business focusing on wellness practices and mental health.

Lawrence Schimmel M.D, Chief Medical Information Office, age 73. On April 1, 2022, Dr. Schimmel was appointed Chief Medical Information Officer of the Company. Prior thereto an since April 2019, Dr. Schimmel was the Chief Medical Officer of Clinigence Holdings, Inc. Dr. Schimmel served as Chief Executive Officer of Clinigence Holdings, Inc. from July 2020 to February 2021. In 2013 he co-founded and served as Chief Medical Officer of QualMetrix, Inc., a healthcare analytics company headquartered in South Florida, until QualMetrix, Inc. merger with Clinigence LLC. Dr. Schimmel is also the founding Chairman of Professional Bank headquartered in South Florida from 2018 to present. Previously, Dr. Schimmel was the managing partner of Allied Health Advisors, LLC a boutique healthcare consulting company in Miami. Dr. Schimmel is a serial medical-related business entrepreneur having been Co-founder and CEO of Allied Health Group, a national medical management company, and Florida Specialty Network. Allied Health Group and Florida Specialty Network managed approximately $500 million in provider payments on behalf of managed care organizations for approximately 3 million lives during his time as CEO. Allied Health Group was a licensed TPA in Florida and Texas and acted as a third-party intermediary in other areas of the country. Previously, Dr. Schimmel was the Founding Chairman and served on the Board of Directors of Megabank and subsequently served on the Board of Directors of Executive National Bank in South Florida. Dr. Schimmel practiced General and Vascular Surgery in the Miami community for 18 years. In addition to his lengthy medical career as a general and vascular surgeon, he held a management role with the South Florida Surgical Group, and has consulted for physicians, hospitals, healthcare delivery systems, and Fortune 500 companies.

Elisa Luqman J.D.,M.B.A, Chief Legal Officer (SEC), age 57. Ms. Luqman served as the Chief Financial Officer and General Counsel of Clinigence Holdings, Inc since October 29, 2019 where Ms. Luqman was responsible for maintaining the corporation’s accounting records and statements all CLNH’s SEC filings and compliance requirements. Ms. Luqman also serves as a Director and Secretary of the Board for Clinigence Holdings, Inc. Ms. Luqman was the co-founder of bigVault Storage Technologies a cloud- based file hosting company acquired by Digi-Data Corporation in February 2006. From March 1, 2006 through February 28, 2009, Ms. Luqman was employed as Chief Operating Officer of the Vault Services Division of Digi-Data Corporation, and subsequently during her tenure with Digi-Data Corporation she became General Counsel for the entire corporation. In that capacity she was responsible for acquisitions, mergers, patents, customer, supplier, and employee contracts, and worked very closely with Digi-Data’s outside counsel firms. On March 1, 2009, Ms. Luqman rejoined iGambit Inc. (“IGMB”) as Chief Financial Officer and General Counsel. Ms. Luqman has overseen and been responsible for IGMB’s SEC filings, FINRA filings and public company compliance requirements from its initial Form10 filing with the SEC in 2010 through its’ Reverse Merger with Clinigence Holdings, Inc. on October 29, 2019. Ms. Luqman received a BA degree, a JD in Law, and an MBA Degree in Finance from Hofstra University. Ms. Luqman is a member of the bar in New York and New Jersey.

Pamela W. Montgomery R.N., J.D., Chief Legal Officer (Healthcare), age 56, was appointed Chief Legal Officer (Healthcare) and Corporate Secretary of Nutex Health Inc. effective upon completion of the Merger on April 1, 2022. Since November 2017, Ms. Montgomery served as General Counsel for Nutex Heath, LLC and its affiliated entities. From November 2011, upon obtaining her LLM (Masters in Health Law), until November 2017, Ms. Montgomery was in private practice representing physicians and hospitals in litigation and mergers and before state boards of licensure, as well as general practice matters.

The Company’s directors following the Effective Time are described in the proxy statement in the section entitled “Board Composition and Management of Clinigence after the Merger” beginning on page 51 and that information is incorporated herein by reference.

Employment Agreements

Following the closing of the Merger, the Company entered into employment agreements with each of Thomas T. Vo, M.D. and Warren Hosseinion, M.D.:

Vo Employment Agreement

Thomas T. Vo, M.D. entered into an employment agreement with the Company (the “Vo Employment Agreement”) to serve as Chief Executive Officer of the Company for a five-year term following completion of the Merger. The Vo Employment Agreement provides for an annual base salary of $1,000,000, subject to a three percent minimum increase annually and review on at least an annual basis. Dr. Vo is eligible to receive an annual cash bonus, the decision to provide, amount and terms of which are in the sole and absolute discretion of the Compensation Committee of the Board. In addition, Dr. Vo is entitled to participate in the Nutex Health Inc. 2022 Equity Incentive Plan.

Dr. Vo’s employment may be terminated at any time by Dr. Vo or the Company, subject to certain notice requirements.

Upon termination of Dr. Vo’s employment by the Company without cause or Dr. Vo’s resignation for good reason and completion of a general release of claims, Dr. Vo will be entitled to receive (i) an amount equal to three times Dr. Vo’s most recent base salary, plus (ii) a proportional payment of any annual bonus amount Dr. Vo would have earned with respect to days employed during the year of termination, and (iii) treatment of any outstanding equity awards as determined in accordance with the terms of the applicable award agreements.

In the event that Dr. Vo’s employment is terminated by the Company for cause, Dr. Vo will be entitled to receive any earned but unpaid base salary and annual bonus for services rendered through the date of termination and compensation or benefits vested subject to the terms of the applicable compensation or benefits program or arrangement.

The Vo Employment Agreement also includes provisions regarding confidentiality, the assignment of intellectual property of the Company, participation in the Company’s employee benefit plans and reimbursement of expenses.

Hosseinion Employment Agreement

Warren Hosseinion, M.D. entered into an employment agreement with the Company (the “Hosseinion Employment Agreement”) to serve as President of the Company for a five-year term following completion of the Merger. The Hosseinion Employment Agreement provides for an annual base salary of $750,000, subject to a minimum three percent increase annually and review on at least an annual basis. Dr. Hosseinion is eligible to receive an annual cash bonus, the decision to provide, amount and terms of which are in the sole and absolute discretion of the Board. In addition, Dr. Hosseinion is eligible to participate in any long-term incentive plan the Company makes available to its executives.

Dr. Hosseinion’s employment may be terminated at any time by Dr. Hosseinion or the Company, subject to certain notice requirements.

Upon termination of Dr. Hosseinion’s employment by the Company without cause or Dr. Hosseinion’s resignation for good reason and completion of a general release of claims, Dr. Hosseinion will be entitled to receive a cash payment equal to (i) two times Dr. Hosseinion’s most recent base salary, plus (ii) an amount equal to the premium amounts paid for group medical, dental and vision coverage of Dr. Hosseinion for a period of twelve months.

In the event that Dr. Hosseinion’s employment is terminated by the Company for cause, Dr. Hossenion will be entitled to receive any earned but unpaid base salary and annual bonus for services rendered through the date of termination and compensation or benefits vested subject to the terms of the applicable compensation or benefits program or arrangement.

The Hosseinion Employment Agreement also includes provisions regarding confidentiality, the assignment of intellectual property of the Company, participation in the Company’s medical and similar insurance plans and reimbursement of expenses.

The foregoing summaries of the Vo Employment Agreement, the Hosseinion Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the Vo Employment Agreement and the Hosseinion Employment Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

2022 Equity Incentive Plan.

The stockholders of Clinigence on March 16, 2022 approved an amendment and restatement of the iGambit, Inc. 2019 Omnibus Equity Incentive Plan, renaming it as the Amended and Restated Nutex Health Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan became effective on April 1, 2022. A description of the terms of the 2022 Plan is incorporated herein by reference from “APPROVAL OF THE AMENDED AND RESTATED NUTEX 2022 EQUITY INCENTIVE PLAN” contained in Clinigence’s Final Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on February 14, 2022. The complete text of the 2022 Plan is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Name, Change in Authorized Shares, Change in Amendment Approval Threshold, Designation of Exclusive Forum and Clean-Up Changes

Charter and Bylaws Amendments

On April 1, 2022, in connection with the Merger, the Company filed an Amended and Restated Certificate of Incorporation (the “Restated Charter”) with the Secretary of State of the State of Delaware to change the name of the Company from “Clinigence Holdings, Inc.” to “Nutex Health, Inc.” and increase the number of authorized shares of Company Common Stock from 800,000,000 to 900,000,000 and remove authorized shares of preferred stock.

In connection with the Merger and filing of the Restated Charter, the Company amended and restated its amended and restated bylaws (the “Restated Bylaws”) to reflect the change of name of the Company, change the voting threshold required to amend the Bylaws from 66.667% of the total shares to a majority of the total shares, to designate the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, as the exclusive forum for certain actions and claims and to make certain other changes in connection with the Merger.

The Restated Charter and the Restated Bylaws were approved by the Company’s stockholders at a special meeting of its stockholders on March 16, 2022.

The foregoing description of the Restated Charter and the Restated Bylaws is qualified entirely by reference to the full text of the Restated Charter and the Restated Bylaws which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On April 1, 2022, the Company issued a press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

The press release and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

 (a) Financial Statements of Business Acquired.

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

 (b) Pro Forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

 (d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Clinigence Holdings, Inc. filed April 1, 2022
3.2	Second Amended and Restated Bylaws
10.1	Employment Agreement between Thomas T. Vo and Clinigence Holdings, Inc. (to be renamed Nutex Health Inc.) dated as of April 1, 2022
10.2	Employment Agreement between Warren Hosseinion and Clinigence Health Holdings, Inc. (to be renamed Nutex Health Inc.) dated April 1, 2022
10.3	Amended and Restated Nutex Health Inc. 2022 Equity Incentive Plan
99.1	Press Release dated April 1, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTEX HEALTH INC.

Dated: April 4, 2022	By:	/s/ Warren Hosseinion
	Name:	Warren Hosseinion
	Title:	President

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